As filed with the Securities and Exchange Commission on November 10, 2015
Registration No. 333-186691

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-186691

UNDER THE SECURITIES ACT OF 1933
___________________________________
REMY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	47-1744351
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

600 Corporation Drive Pendleton, IN 46064 (765) 778-6499
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Remy International, Inc. Omnibus Incentive Plan
(Full title of the Plan)

John J. Gasparovic
Remy International, Inc.
600 Corporation Drive
Pendleton, IN 46064
(765) 778-6499
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (No. 333-186691), filed with the SEC on February 14, 2013, as amended, pertaining to the registration of an aggregate of 5,500,000 shares of common stock, par value $0.0001 per share (the “Registration Statement”) filed by Remy International, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”).

On November 10, 2015, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 12, 2015, by and between the Company, BorgWarner Inc., a Delaware corporation (“BorgWarner”), and BorgWarner’s indirect wholly-owned subsidiary, Band Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of BorgWarner.

In connection with the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with the undertakings made by the Company in the Registration Statement, the Company hereby removes and withdraws from registration the securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills and State of Michigan on November 10, 2015.

REMY INTERNATIONAL, INC.

By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Vice President

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.